EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE MCGRAW-HILL COMPANIES
                                  J. J. KENNY
                      A DIVISION OF J. J. KENNY CO., INC.
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   July 31, 1997

Frank A. Ciccotto
Vice President


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank, N.A.
4 New York Plaza, 6th Floor
New York, New York 10004


RE: GOVERNMENT SECURITIES INCOME FUND,
     U.S. TREASURY STRATEGY TRUST--1, DEFINED ASSET FUNDS

Gentlemen:

     We have examined the Registration Statement File No. 33-48915 for the above-captioned fund. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President